EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries, wholly owned except where noted, owned by the Registrant or one or more of its other subsidiaries at July 31, 2006:

Corporate Name of Subsidiary	State or Country of Incorporation

Inupiat Geophysical LLC (45% owned)	Alaska, U.S.A.
ALITHEIA RESOURCES INC.	Delaware, U.S.A.
Veritas DGC Asia Pacific Ltd.	Delaware, U.S.A.
Veritas DGC Land Inc.	Delaware, U.S.A.
Veritas Geophysical Corporation	Delaware, U.S.A.
Veritas Geophysical (Mexico) LLC	Delaware, U.S.A.
Veritas Investments Inc.	Delaware, U.S.A.
Viking Maritime Inc.	Delaware, U.S.A.
Hampson Russell GP Inc.	Alberta, Canada
Hampson Russell Limited Partnership	Alberta, Canada
Time Seismic Exchange Ltd.	Alberta, Canada
Time Seismic Leasing Ltd.	Alberta, Canada
Veritas Energy Services Inc.	Alberta, Canada
Veritas Energy Services Partnership	Alberta, Canada
Veritas MacKenzie Delta Ltd.	Alberta, Canada
Veri-Illuq Geophysical Ltd. (49% owned)	Northwest Territories, Canada
Yamoria Geophysical, Ltd. (49% owned)	Northwest Territories, Canada
Veritas Geophysical (Canada) Corporation	Nova Scotia, Canada
Guardian Data Seismic Pty Limited	New South Wales, Australia
Veritas DGC Australia Pty. Ltd.	Australia
Veritas do Brasil Ltda.	Brazil
Veritas DGC (B) Sdn. Bhd.	Brunei
Veritas Geophysical III	Cayman Islands
Veritas Geophysical IV	Cayman Islands
Exploraciones Geofisicas Veritas Geophysical Chile Limitada	Chile
Veritas Geophysical (Chile) S.A.	Chile
Veritas Geophysical (France) SARL	France
Veritas DGC Land Guatemala S.A.	Guatemala
P.T. Veritas DGC Mega Pratama (80% owned)	Indonesia
Viking Global Offshore Limited	Jersey, Channel Islands
Veritas Caspian LLP (50% owned)	Kazakhstan
Veritas DGC (Malaysia) Sdn. Bhd. (70% owned)	Malaysia
Veritas Energy Services (Nigeria) Limited	Nigeria
Digicon (Nigeria) Ltd. (60% owned)	Nigeria
Veritas Geophysical (Nigeria) Limited (60% owned)	Nigeria
Veritas Geophysical Services (Norway) AS	Norway
Veritas DGC (Mexico) S. de R.L. de C.V.	Mexico
Veritas Servicios Geofisicos S. de R.L. de C.V.	Mexico
Veritas Servicios Technicos S. de R.L. de C.V.	Mexico
Veritas DGC Singapore Pte. Ltd.	Singapore
Veritas Geophysical (Asia Pacific) Pte. Ltd.	Singapore
Veritas DGC Limited	United Kingdom
Veritas Geophysical Limited	United Kingdom
Veritas Geoservices Ltd. SA	Venezuela